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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT ("Agreement"), dated as of May 31, 2008 (the "Effective Date"), is made by and between BLACKWATER MIDSTREAM CORP., a Nevada corporation, located at 4006 Highway 44, Garyville, Louisiana 70076, and hereafter referred to as "the Company," and FRANK MARROCCO, with an address of 8 Shield Road, Millstone Township, New Jersey 08535, hereinafter referred to as "Executive," based upon the following:

                                    RECITALS
                                    --------

      WHEREAS, the Company wishes to retain the services of Executive, and Executive wishes to render services to the Company, as its Chief Commercial Officer;

      WHEREAS, the Company and Executive wish to set forth in this Agreement the duties and responsibilities that Executive has agreed to undertake on behalf of the Company;

      WHEREAS, the Company and Executive intend that this Agreement will supersede and replace any and all other employment agreements entered into by and between the Company and Executive, and that upon execution of this Agreement, any such employment agreements or arrangements shall have no further force or effect.

      THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the Company and Executive (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:

                                    AGREEMENT
                                    ---------

1.    SPECIFIED TERM.

      The Company hereby employs Executive pursuant to the terms of this Agreement and Executive hereby accepts employment with the Company pursuant to the terms of this Agreement for the period beginning on June 1, 2008 and ending on May 31, 2013 (the "Term"), with salary commencing as of June 1, 2008.

      Subject to Sections 8, 9, and 10, this Agreement will automatically be renewed for successive periods of one year after May 31, 2013, unless either party gives notice to the other, at least thirty (30) days prior to the expiration of the specified period that the party desires to terminate this Agreement.

2.    GENERAL DUTIES.

      Executive shall report to the Company's Chief Executive Officer. Executive shall devote his entire productive time, ability, and attention to the Company's business during the term of this Agreement. In his capacity as Chief Commercial Officer, Executive shall have the duties and responsibilities set forth on Exhibit A. Executive shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, an such other duties as are commonly performed by an Executive of his rank in a publicly traded corporation or which may, from time to time, be prescribed by the Company through its Board of Directors. Furthermore, Executive agrees to cooperate with and work to the best of his ability with the Company's management team, which includes the Board of Directors and the officers and other employees, to continually improve the Company's reputation in its industry for quality products and performance.



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3.    COMPENSATION.

      (a) ANNUAL SALARY. During the Term of this Agreement, the Company shall pay to Executive an annual base salary in the amounts set forth below (the "Annual Salary"). The Annual Salary shall be:

            (i)   Two Hundred Twenty-Five Thousand ($237,500.00);

            (ii) The Annual Salary shall thereafter be increased (but not decreased) from time to time as approve by the Board of Directors.

      The Annual Salary shall be paid to Executive in equal installments in accordance with the periodic payroll practices of the Company for Executive Executives.

      (b) COST OF LIVING ADJUSTMENT. If this Agreement is extended beyond the Term, then commencing as of June 1, 2013, and on each January 1st thereafter, the then effective Annual Salary shall be increased (but not decreased) by an amount: (i) which shall reflect the increase, if any, in the cost of living during the previous 12 months by adding to the Annual Salary an amount computed by multiplying the Annual Salary by the percentage by which the level of the Consumer Price Index for New Orleans, Louisiana as reported on January 1st of the new year by the Bureau of Labor Statistics of the United States Department of Labor has increased over its level as of January 1st of the Prior year, and
(ii) which will maintain Executive's compensation at a level consistent with the compensation paid to Executive officers holding similar positions in the petroleum storage and transmission industry. Additionally, the Board of Directors shall periodically review Executive's Salary to determine whether to otherwise increase Executive's Compensation, without any obligation by the Board to authorize such an increase.

      (c) PARTICIPATION IN EXECUTIVE BENEFIT PLANS. Executive shall have the same rights, privileges, benefits and opportunities to participate in any the Company's Executive benefit plans which may now or hereafter be in effect on a general basis for Executives. The Company may delete benefits and otherwise amend and change the type and quantity of benefits it provides in its sole discretion. In the event Executive receives payments from a disability plan maintained by the Company, the Company shall have the right to offset such payments against the Annual Salary otherwise payable to Executive during the period for which payments are made by such disability plan.


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      (d) PURCHASE OF COMMON STOCK. Executive shall be entitled to purchase One
Hundred Twenty Thousand One Hundred Seventy-Three (120,173) shares of the Company common stock pursuant to the terms of a Restricted Stock Agreement under the Company's 2008 Incentive Plan (the "Plan"). The purchase price for each share of common stock covered by the option shall be, $0.001 per share. All of the shares shall be fully vested on December 1, 2008, so long as Executive remains employed by the Company. Such shares shall be subject to, among other things a repurchase agreement, forfeiture, the terms of the Restricted Stock Agreement and the Plan adopted or to be adopted by the Company.

      (e) GRANT OF NONSTATUTORY STOCK OPTIONS. Executive shall be granted nonstatutory stock options ("Options") for the right to purchase 480,690 shares of the Company's Common Stock, at an exercise price of $3.77 per share, which is the sales price of the Common Stock on May 30, 2008 (the last trading date before June 1, 2008) as reported on the Over the Counter Bulletin Board. The Options shall vest over the term of Executive's employment with the Company and shall be based upon performance objectives to be reasonably determined by the Board of Directors and included in a Stock Option Agreement under the Plan.


4.    REIMBURSEMENT OF BUSINESS EXPENSES.

      The Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in connection with the business of the Company including travel (other than commuting to the office from Executive's residence), cell phone usage, business meals, etc. However, each such expenditure shall be reimbursable only if Executive furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

5.    ANNUAL VACATION.

      Executive shall be entitled to three (3) weeks vacation time each year without loss of compensation.

6.    INDEMNIFICATION OF LOSSES.

      So long as Executive's actions were taken in good faith and furtherance of the Company's business and within the scope of Executive's duties and authority, the Company shall indemnify and hold Executive harmless to the full extent of the law from any and all claims, losses and expenses sustained by Executive as a result of any action taken by him to discharge his duties under this Agreement, and the Company shall defend Executive, at the Company's expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by Executive to discharge his duties under this Agreement.

7.    PERSONAL CONDUCT.

      Executive agrees promptly and faithfully to comply with all present and future policies, requirements, directions requests and rules and regulations of the Company in connection with the Company's business.


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8.    TERMINATION BY THE COMPANY FOR CAUSE.

      The Company reserves the right to declare Executive in default of this Agreement if (each a "Cause"):

      (a) Executive is convicted of any fraud or embezzlement against the Company; or

      (b) After written notice and an opportunity to cure, Executive willfully breaches or habitually neglects the duties and responsibilities which he is required to perform under the terms of this Agreement; or

      (c) Executive commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct which results in material harm to the Company or its business; or

      (d) Executive violates any law, rule or regulation applicable to the Company or Executive relating to the business operations of the Company that may have a material adverse effect upon the Company's business, operations or condition (financial or otherwise).

      The Company may terminate this Agreement for Cause immediately upon written notice of termination to Executive; provided, however, if the Company terminates this Agreement due to Executive's willful breach or habitual neglect of the duties he is required to perform, then Executive shall be entitled to a period of thirty (30) days from the date of the written notice of termination to cure said breach. Except as otherwise set forth in this Section 8, upon any termination for Cause, the obligations of Executive and the Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement. If Executive's employment is terminated pursuant to this Section 8, the Company shall pay to Executive (i) Executive's accrued but unpaid Annual Salary and vacation pay through the effective date of the termination; (ii) business expenses incurred prior to the effective date of termination and (iii) shall transfer to Executive any stock earned as of the date of termination. Executive shall not be entitled to continue to participate in any Executive benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

9.    TERMINATION BY THE COMPANY WITHOUT CAUSE.

      (a) DEATH. Executive's employment shall terminate upon the death of Executive. Upon such termination, the obligations of Executive and the Company under this Agreement shall immediately cease. Except as otherwise set forth in
Section 11 below, upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.

      (b) DISABILITY. The Company reserves the right to terminate Executive's employment upon ten (10) days written notice if, for a period of ninety (90) days, Executive is prevented from discharging his duties under this Agreement due to any physical or mental disability. Except as otherwise set forth in
Section 11 below, upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.


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      (c) ELECTION BY THE COMPANY. The Company may terminate Executive's employment without cause or reason upon not less than thirty (30) days written notice by the Company to Executive. With the exception of the covenants included in Section 12 below, upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.

10. TERMINATION BY EXECUTIVE. Executive's employment may be terminated at any time by Executive upon not less than ninety (90) days written notice by Executive to the Board. Except as otherwise set forth in this paragraph
      (a), upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, the Company shall pay to Executive
      (i) Executive's accrued but unpaid Annual Salary and vacation pay through the effective date of the termination; (ii) business expenses incurred prior to the effective date of termination and (iii) shall transfer to Executive any stock earned as of the date of termination. Executive shall not be entitled to continue to participate in any Executive benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

11.   EFFECT OF TERMINATION ATTRIBUTABLE TO DEATH OR DISABILITY.

      In the event Executive's employment is terminated due to Executive's death or disability, then:

      (a) The Company shall pay Executive's accrued but unpaid Annual Salary and vacation time through the effective date of the termination;

      (b) The Company shall reimburse Executive for any business expenses incurred prior to the effective date of the termination; and

      (c) Executive (including Executive's heirs) shall be entitled to continue to participate in any Executive benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.


12. EFFECT OF TERMINATION ATTRIBUTABLE TO A TERMINATION BY THE COMPANY WITHOUT CAUSE.

      If Executive's employment is terminated before the expiration of the Term, and such termination is attributable to the Company's election to terminate without Cause under Section 9(c), then:

      (a) The Company shall pay to Executive, in a lump sum and without discount to present value, an amount equal to the Annual Salary, determined as of the date of termination, due to Executive for the balance of the Term, but in no event shall such payment total more than the Annual Salary for a period of six months;


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      (b) At the election of Executive, the Company shall (i) provide to
Executive and his spouse and dependents (if any), for a period of twelve (12) months, medical benefits which shall be comparable to the benefits received by Executive at the time of termination of his employment; or (ii) provide to Executive additional compensation, payable on a monthly basis, which would approximate the cost to Executive to obtain such comparable benefits;

      (c) The Company shall reimburse Executive for Executive's business expenses incurred through the effective date of the termination; and

      (d) Irrespective of anything included in the agreements memorializing them, the vesting conditions imposed on any stock options, warrants or other rights subject to vesting shall be accelerated and shall vest on the date of Executive's termination and Executive shall have a period of twelve (12) months from the date of Termination to exercise such stock options, warrants or other rights.

      Executive shall not be required to mitigate the amount of any payment made pursuant to this Section 12 by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment. The provisions of this Section 12 shall be in lieu of any remedy or damages to which Executive may be entitled by reason of a breach of this Agreement by the Company, whether such remedy may be recovered at law or in equity.

13.   MISCELLANEOUS

      (a) PREPARATION OF AGREEMENT. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

      (b) COOPERATION. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

      (c) INTERPRETATION.

            (i) ENTIRE AGREEMENT/NO COLLATERAL REPRESENTATIONS. Each party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing,


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      warranties, interpretations or terms of any kind, oral or written
      (collectively and severally, the "Prior Agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

            (ii) WAIVER. No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

            (iii) REMEDIES CUMULATIVE. The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

            (iv) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal, or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

            (v) NO THIRD PARTY BENEFICIARY. Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

            (vi) HEADING; REFERENCES; INCORPORATION; GENDER. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

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      (d) ENFORCEMENT.

            (i) APPLICABLE LAW. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of Louisiana, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of Louisiana.

            (ii) CONSENT TO JURISDICTION; SERVICE OF PROCESS. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of Louisiana located within St. John the Baptist Parish.

      (e) NO ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES BY EXECUTIVE. Executive's rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Executive may not delegate his duties or obligations hereunder.

      (f) NOTICES. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Each party, and their respective counsel, hereby agrees that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

      (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any form hereto by having attached to it one or more additional signature pages.


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      (h) EXECUTION BY ALL PARTIES REQUIRED TO BE BINDING; ELECTRONICALLY
TRANSMITTED DOCUMENTS. This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

      In witness hereof, the parties execute this Employment Agreement as of the date first written above.


BLACKWATER MIDSTREAM CORP.                   EXECUTIVE



By: /S/ CHRISTOPHER A. WILSON                /S/ MICHAEL D. SUDER
    --------------------------------         ----------------------------------
    Christopher A. Wilson, President         Michael D. Suder






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                                    EXHIBIT A

                      Duties of the Chief Executive Officer










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